UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

WHITE ELECTRONIC DESIGNS CORPORATION
 (Exact name of registrant as specified in its charter)

Indiana	1-4817	35-0905052
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 437-1520

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2009, the Board of Directors (the “Board”) of White Electronic Designs Corporation (the “Company”) appointed Kenneth J. Krieg to the Board. In connection with his initial election, the Board did not appoint Mr. Krieg to any Board committees.

As a newly appointed director, Mr. Krieg received on the date of his appointment an automatic initial grant of 15,000 shares of Restricted Stock pursuant to (and subject to all the terms and conditions of) the Company’s 2006 Director Restricted Stock Plan. In addition, Mr. Krieg will receive Board fees consistent will all other non-employee directors which includes: (i) $8,000 for each quarter of service; (ii) $1,250 for each quarterly Board meeting attended; (iii) $500 for each special meeting attended; and (iv) reimbursement for related travel expenses.

In connection with the appointment of Mr. Krieg, the Company issued a press release which is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 10, 2009, entitled “White Electronic Designs Corporation Announces Appointment of Kenneth J. Krieg to Its Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION

Date: November 10, 2009

By: /s/ Roger A. Derse
Roger A. Derse
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 10, 2009, entitled “White Electronic Designs Corporation Announces Appointment of Kenneth J. Krieg to Its Board of Directors”